UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2010

CUBIC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	0-9355	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas		75238
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 7, 2010, the annual meeting of shareholders of Cubic Energy, Inc. (the “Company”) was held.  Seven directors were elected to serve until the Company’s next annual meeting and until their respective successors have been elected and qualified.  The vote for such directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Calvin A. Wallen, III	28,382,209	25,096,528	12,620,028
Gene C. Howard	28,355,632	25,123,105	12,620,028
Herbert A. Bayer	28,360,367	25,118,370	12,620,028
Bob L. Clements	28,360,363	25,118,374	12,620,028
Jon S. Ross	28,358,989	25,119,748	12,620,028
Phyllis K. Harding	34,503,253	18,975,484	12,620,028
William L. Bruggeman, Jr.	34,413,689	19,065,048	12,620,028

In addition, the shareholders ratified the appointment of Philip Vogel & Co., PC as the Company’s independent registered public accountant for the Company’s fiscal year ending June 30, 2010, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
67,265,553	252,600	48,118	0

The shareholders also approved an increase in the number of shares available for issuance under the Company’s 2005 Stock Option Plan by 2,000,000 shares, from 3,750,000 to 5,750,000, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,763,635	25,942,896	772,206	14,087,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary